Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - March 2005

	Series	2002-1 *	2003-2
	Deal Size	$300 MM	$500 MM
	Expected Maturity	04/15/05	04/17/06

	Yield	12.11%	23.62%

Less:	Coupon	3.57%	4.48%
	Servicing Fee	0.61%	1.50%
	Net Credit Losses	3.36%	8.28%

	Excess Spread:
	March-05	4.57%	9.36%
	February-05	5.12%	7.22%
	January-05	6.84%	7.20%

	Three month Average Excess Spread	5.51%	7.93%

	Delinquency:
	30 to 59 days	1.69%	1.69%
	60 to 89 days	1.14%	1.14%
	90 + days	2.42%	2.42%
	Total	5.25%	5.25%

	Payment Rate	13.12%	13.12%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.